CERTIFICATE OF VOTING POWERS, DESIGNATIONS, PREFERENCES
                         AND RIGHT TO PREFERRED STOCK OF
                            JAGUAR INVESTMENTS, INC.


     I, Doug Gass, President and Secretary of JAGUAR INVESTMENTS, INC., a corporation organized and existing under the General Corporation Law of the State of Nevada, in accordance with the provisions of Section 78.195 under Nevada Revised Statutes thereof, DO HEREBY CERTIFY:

     That pursuant to authority conferred upon the Board of Directors by the Articles of Incorporation of said Corporation, said Board of Directors adopt a resolution providing for the issuance of a Series of 87,000 shares of Series Y Preferred Stock pursuant to a written consent, dated March 6, 2003, which resolution is as follows:

     Series  Y  Convertible  Preferred  Stock
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     1.     Designation  and  Amounts  and  Par  Value.  The designation of this
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series,  which  consists  of  Eighty-Seven Thousand (87,000) shares of Preferred
Stock, is the Series Y Convertible Preferred Stock (the "Series Y Preferred Stock"). The "Stated Value and Par Value" of the Series Y Preferred Stock shall be $.01 per share.

     2.     Dividends.  The shares of Series Y Preferred Stock shall not pay any
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dividends.

     3.     Rank.     The Series Y Preferred Stock shall rank: (i) junior to any
            ----
other class or series of capital stock of the Corporation hereafter created specifically ranking by its terms senior to the Series Y Preferred Stock, (the "Senior Securities"); (ii) prior to all of the Corporation's Common Stock; (iii) prior to any other series of preferred stock or any class or series of capital stock of the corporation hereafter created not specifically ranking by its terms senior to or on parity with the Series Y Preferred Stock (collectively with the Common Stock the "Junior Securities"); and (iv) on parity with the Series Y Preferred Stock and any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms on parity with the Series Y Preferred Stock (the "Parity Securities"), in each case as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation.

     4.     Liquidation  Preference.  The  Series  Y  shall  have no liquidation
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preferences.

     5.     Voting  Rights.  In addition to any voting rights provided under the
            --------------
laws of the State of Nevada, the Series Y Preferred Stock shall vote together with the Common Stock on all actions to be voted on by the stockholders of the Corporation. Each share of Series Y Preferred Stock shall entitle the record holder thereof to 203 votes on each such action. The record holders of Series Y Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the By-laws of the Corporation and applicable law.

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     6.     Holder  Conversion  Rights.  The  holders  of the Series Y Preferred
            --------------------------
Stock shall have the following rights with respect to the conversion of the Series Y Preferred Stock into shares of Common Stock:

          A. General. Each share of Series Y Preferred Stock is convertible into
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     1 share of Common Stock, subject to adjustment as provided hereinafter (the
     "Conversion  Ratio").

          B. Adjustments to Conversion Ratio. In the event the Corporation shall
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     (i) make or issue a dividend or other distribution payable in Common Stock;
     (ii) subdivide outstanding shares of Common Stock into a larger number of shares; or (iii) combine outstanding shares of Common Stock into a smaller number of shares, the Conversion Ratio shall be adjusted appropriately by the Corporation's Board of Directors.

          C.  Capital  Reorganization  or  Reclassification. If the Common Stock
              ---------------------------------------------
     issuable upon the conversion of the Series Y Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 6), then in each such event, the holder of each share of Series Y Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series Y Preferred Stock might have been converted immediately prior to such capital reorganization, reclassification or other change.

          D.  Certificate as to Adjustments; Notice by Corporation. In each case
              ----------------------------------------------------
     of an adjustment or readjustment of the Conversion Ratio, the Corporation at its expense will furnish each holder of Series Y Preferred Stock with a certificate, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

          E.  Exercise  of  Conversion.  To exercise its conversion privilege, a
              ------------------------
     holder of Series Y Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. The certificate or certificates for shares of Series Y Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Series Y Preferred Stock being converted, shall be the "Conversion Date." As promptly as practicable after the Conversion Date, the Corporation shall issue and shall deliver to the holder of the shares of Series Y Preferred Stock being converted or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series Y Preferred Stock in accordance with the provision of this Section
     6. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series Y
     Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby. The Corporation shall pay any taxes payable with respect to the issuance of Common Stock upon conversion of the Series Y Preferred Stock, other than any taxes payable with respect to income by the holders thereof.

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          F.  Partial Conversion. In the event some but not all of the shares of
              ------------------
     Series Y Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series Y Preferred Stock which were not converted.

          G. Reservation of Common Stock. The Corporation shall at all times use
             ---------------------------
     its best efforts and reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series Y Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series Y Preferred
     Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series Y Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     7.     Redemption  Rights.  The Corporation shall have no redemption rights
            ------------------
with  respect  to  the  Series  Y  Preferred  Stock.

     8.     Consolidation, Merger, Exchange, Etc.  In case the Corporation shall
            ------------------------------------
enter into any consolidation, merger, combination, statutory share exchange or other transaction in which the Common Shares are exchanged for or changed into other stock or securities, money and/or any other property, then in any such case the Series Y Preferred Stock shall at the same time be similarly exchanged or changed into preferred shares of the surviving entity providing the holders of such preferred shares with (to the extent possible) the same relative rights and preferences as the Series Y Preferred Stock.

     9.     Designation  of  Additional  Series.  The  Board of Directors of the
            -----------------------------------
Corporation shall have the right to designate other shares of Preferred Stock having dividend, liquidation, or other preferences equal to, subsequent to or prior to the rights of holders of the Series Y Preferred Stock. Such preferences shall be determined in the resolutions creating such subsequent series.


     10.     Vote  to  Change the Terms of Series Y Convertible Preferred Stock.
             ------------------------------------------------------------------
The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of not less than fifty percent (50%) of the then outstanding Series Y Preferred Stock, shall be required for any change to this Certificate of Designation or the Corporation's Certificate of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series Y Convertible Stock.

     11.     Lost  or  Stolen  Certificates.  Upon receipt by the Corporation of
             ------------------------------
evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of any Series Y Preferred Stock Certificates, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Corporation and, in the case of mutilation, upon surrender and cancellation of the Series Y Preferred Stock Certificate(s), the Corporation shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Corporation shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Corporation to convert such Series Y Preferred Stock into Common Stock in which case such Series Y Preferred Stock shall be converted pursuant to the terms of the Certificate of Designation and a preferred stock certificate shall only be issued if required pursuant to the terms hereof.

     12.     Remedies,  Characterizations,  Other  Obligations,  Breaches  and
             -----------------------------------------------------------------
Injunctive  Relief.  The  remedies  provided  in this Certificate of Designation
      ------------
shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designation. The Corporation covenants to each holder of Series Y Preferred Stock that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Corporation (or the performance thereof).

     13.     Specific  Shall  Not  Limit  General;  Construction.  No  specific
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provision  contained  this  Certificate of Designation shall limit or modify any more general provision contained herein. This Certificate of Designation shall be deemed to be jointly drafted by the Corporation and all holders and shall not be construed against any person as the drafter hereof.

     14.     Failure  or Indulgence Not Waiver.  No failure or delay on the part
             ---------------------------------
of a holder of Series Y Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

IN WITNESS WHEREOF, said Corporation has caused its corporate seal to be hereunto affixed and this Certificate to be signed by its president and its Secretary this 10th day of March, 2003.

JAGUAR  INVESTMENTS,  INC.


By:  /s/ Doug Gass
    -----------------------------
Name:  Doug  Gass
Title:  President  and  Secretary

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